Exhibit 23

                           CHANG G. PARK, CPA, PH. D.
        * 2667 CAMINO DEL RIO S. SUITE B * SAN DIEGO * CALIFORNIA 92108 *
                 * TELEPHONE (858)722-5953 * FAX (858) 761-0341
                         * E-MAIL CHANGGPARK@GMAIL.COM *
--------------------------------------------------------------------------------

November 12, 2010


To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10 Amendment No. 3 of Placer Del Mar Ltd. of our report dated on September 14, 2010, with respect to the audited financial statements of Placer Del Mar Ltd., included in Form 10 Amendment No. 3 for the years ended June 30, 2010 and 2009.

Very truly yours,


/s/ Chang G. Park
----------------------------
Chang G. Park, CPA




        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board